Exhibit 99.1

FOR IMMEDIATE RELEASE

              3M Delivers Record Second-Quarter Earnings;
       Sales Increase 10.1 Percent to $4.6 Billion, An All-Time High

ST. PAUL, Minn. -- July 21, 2003 -- 3M (NYSE: MMM) today announced its sales and earnings results for second quarter 2003.

The company reported net income of $619 million, or $1.56 per share, versus $466 million, or $1.18 per share, in the second quarter of 2002. Excluding special items(a) in the second quarter of 2002, net income increased 14.8 percent from $539 million last year, and earnings per share increased 14.7 percent from $1.36 per share in last year's second quarter.

"Our employees did a terrific job in the second quarter," said W. James McNerney, Jr., 3M chairman and CEO. "Sales reached an all-time high, and both net income and earnings per share were the highest of any second quarter in 3M's 100-year-plus history. Our corporate initiatives -- aimed at driving higher top-line growth, productivity and free cash flow -- are making a real difference in 2003."

Worldwide sales in the second quarter totaled $4.580 billion, 10.1 percent higher than in the year-earlier quarter. Sales volumes increased 5.6 percent, including a positive 1.8 percent impact from acquisitions. Volumes increased
21.9 percent in Display and Graphics (includes 9 percent from acquisitions),
11.0 percent in Safety, Security and Protection Services, 7.1 percent in Transportation, 5.6 percent in Health Care, 3.0 percent in Consumer and Office and 0.1 percent in Industrial. Volumes declined 6.8 percent in Electro and Communications. Currency effects increased worldwide sales by 4.6 percent while selling prices were down 0.1 percent.

Sales outside the United States totaled $2.655 billion, up 16.9 percent compared to the second quarter of 2002. Volumes increased 8.5 percent, while selling prices declined 0.1 percent. Changes in the value of the U.S. dollar increased international sales by 8.5 percent. Volumes increased almost 18 percent in Asia Pacific driven by a 7 percent increase in Japan and a 28 percent increase in the rest of the region. Volumes increased 9.7 percent in Latin America and 0.6 percent in Europe. In the United States, sales totaled $1.925 billion, up 1.9 percent from the same quarter of 2002. Volumes increased
2.1 percent, while selling prices declined 0.2 percent.

"Clearly, it is prudent to maintain a cautious outlook on global economic growth and to gear our plans accordingly," McNerney said. "At the same time, we remain confident in our ability to improve every aspect of our company. By driving higher and sustainable sales growth, extending productivity improvements and generating cash flow to fuel growth, 3M can continue to deliver high-quality results into the future."

3M also increased its earnings outlook for 2003. For the year, the company now expects reported earnings will be within a range of $5.75 to $5.90 per share. Excluding special items(a), 3M expects 2003 earnings to be between $5.90 and $6.05 per share. Third-quarter earnings are expected to be in the range of $1.56 to $1.60 per share.

Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

(a) During the second quarter of 2002, under its previously announced restructuring plan, 3M incurred pretax charges of $148 million ($73 million after-tax) primarily related to employee separation costs and accelerated depreciation charges. The company incurred similar charges in the first quarter of 2002 that totaled $54 million pre-tax ($35 million after-tax). As previously announced by 3M on March 26, 2003, a court issued an adverse ruling associated with a lawsuit filed against 3M in 1997 by LePage's Inc. During the first quarter of 2003, 3M recorded pretax charges of $93 million ($58 million after-tax) related to this proceeding.

Forward-Looking Statements
This news release contains forward-looking statements that reflect current views and estimates of 3M's management of future economic circumstances, industry conditions, company performance and financial results. The statements are based on many assumptions and factors including: (1) worldwide economic conditions; (2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) purchased components and materials, including shortages and increases in the costs of such components and materials; (5) 3M's ability to successfully manage acquisitions, divestitures and strategic alliances; and (6) legal proceedings. Any changes in such assumptions or factors could produce significantly different results.

About 3M
3M is a $16 billion diversified technology company with leading positions in consumer and office; display and graphics; electronics and telecommunications; health care; industrial; safety, security and protection services; transportation and other businesses. Headquartered in St. Paul, Minnesota, the company has operations in more than 60 countries and serves customers in nearly 200 countries. 3M is one of the 30 stocks that make up the Dow Jones Industrial Average and also is a component of the Standard & Poor's 500 Index. For more information about 3M, go to www.3M.com/profile/pressbox/index.jhtml.


                        3M Company and Subsidiaries
                           SALES CHANGE ANALYSIS
                                (Unaudited)

                                          Second-Quarter 2003

                                Worldwide         U.S.          Intl.
                                ---------      ---------      ---------
        Volume - core              3.8%           0.4%           6.6%

        Volume - acquisitions
          and divestitures         1.8            1.7            1.9

        Price                     (0.1)          (0.2)          (0.1)

        Translation                4.6             --            8.5
                                 ------          ------        ------
        Total                     10.1%           1.9%          16.9%
                                 ======          ======        ======

                                            Six-Months 2003

                                Worldwide         U.S.          Intl.
                                ---------      ---------      ---------
        Volume - core              3.6%           0.0%           6.7%

        Volume - acquisitions
          and divestitures         1.9            1.7            2.0

        Price                     (0.1)          (0.3)           0.1

        Translation                5.1             --            9.4
                                 ------          ------        ------
        Total                     10.5%           1.4%          18.2%
                                 ======          ======        ======


3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Amounts in millions, except per-share amounts)
(Unaudited)
                               Three-months ended      Six-months ended
                                     June 30                June 30
                               ------------------     -------------------
                                 2003       2002        2003        2002
                               -------    -------     -------     -------
Net sales                       $4,580     $4,161      $8,898      $8,051
                               -------    -------     -------     -------
Operating expenses
  Cost of sales                  2,323      2,231       4,534       4,267
  Selling, general and
    administrative expenses      1,021        975       1,984       1,852
  Research, development and
    related expenses               276        269         546         533
  Other expense                     --         --          93          --
                               -------    -------     -------     -------
        Total                    3,620      3,475       7,157       6,652
                               -------    -------     -------     -------
Operating income                   960        686       1,741       1,399
                               -------    -------     -------     -------
Interest expense and income
  Interest expense                  24         20          47          39
  Interest income                   (5)        (9)        (11)        (18)
                               -------    -------     -------     -------
        Total                       19         11          36          21
                               -------    -------     -------     -------
Income before income taxes
  and minority interest            941        675       1,705       1,378

Provision for income taxes         310        210         558         437

Minority interest                   12         (1)         26          23
                               -------    -------     -------     -------
Net income                      $  619     $  466     $ 1,121      $  918
                               =======    =======     =======     =======
Weighted average common
  shares outstanding - basic     390.9      390.0       390.5       390.0
Earnings per share - basic      $ 1.58     $ 1.19      $ 2.87      $ 2.35
                               =======    =======     =======     =======
Weighted average common
  shares outstanding - diluted   396.2      396.1       395.7       395.7
Earnings per share - diluted    $ 1.56     $ 1.18      $ 2.83      $ 2.32
                               =======    =======     =======     =======
Cash dividends paid
  per common share              $ 0.66     $ 0.62      $ 1.32      $ 1.24
                               =======    =======     =======     =======


3M Company and Subsidiaries
Supplemental Unaudited Consolidated Statement of Income Information
(Dollars in millions, except per-share amounts)
                               Three-months ended             Three-months ended
                                  June 30, 2003                 June 30, 2002
                          ----------------------------  ----------------------------
                           Excluding                     Excluding
                           Special   Special  Reported   special   Special  Reported
                           items     items    total      items     items    total
                          ---------  -------  --------  --------  --------  --------
Net sales                  $4,580    $   --   $4,580     $4,161   $   --    $4,161
                          ---------  -------  --------  --------  --------  --------
Operating expenses
  Cost of sales             2,323        --    2,323      2,140       91     2,231
  Selling, general and
    administrative
    expenses                1,021        --    1,021        919       56       975
  Research, development
    and related expenses      276        --      276        268        1       269
                          ---------  -------  --------  --------  --------  --------
      Total                 3,620        --    3,620      3,327      148     3,475
                          ---------  -------  --------  --------  --------  --------
Operating
  income (loss)               960        --      960        834     (148)      686

Interest expense
  and (income), net            19        --       19         11       --        11
                          ---------  -------  --------  --------  --------  --------
Income (loss) before
  income taxes and
  minority interest           941        --      941        823     (148)      675

Provision (benefit)
  for income taxes            310        --      310        267      (57)      210
Effective tax rate           33.0%              33.0%      32.5%              31.2%

Minority interest              12        --       12         17      (18)       (1)
                          ---------  -------  --------  --------  --------  --------
Net income (loss)          $  619     $  --    $ 619      $ 539     $(73)   $  466
                          =========  =======  ========  ========  ========  ========
 Weighted average
  diluted shares            396.2        --    396.2      396.1    396.1     396.1
 Net income per
  diluted share             $1.56     $  --    $1.56      $1.36   $(0.18)    $1.18
                          =========  =======  ========  ========  ========  ========


3M Company and Subsidiaries
Supplemental Unaudited Consolidated Statement of Income Information
(Dollars in millions, except per-share amounts)
                                 Six-months ended             Six-months ended
                                  June 30, 2003                 June 30, 2002
                           ---------------------------  ---------------------------
                           Excluding                    Excluding
                           special   Special  Reported  special    Special  Reported
                           items     items    total     items      items    total
                          ---------  -------  --------  ---------  -------  -------
Net sales                  $8,898     $  --    $8,898    $8,051     $  --    $8,051
                          ---------  -------  --------  ---------  -------  --------
Operating expenses
  Cost of sales             4,534        --     4,534     4,146       121     4,267
  Selling, general and
    administrative
    expenses                1,984        --     1,984     1,775        77     1,852
  Research, development
    and related expenses      546        --       546       529         4       533
  Other expense                --        93        93        --        --        --
                          ---------  -------  --------  ---------  -------  --------
      Total                 7,064        93     7,157     6,450       202     6,652
                          ---------  -------  --------  ---------  -------  --------
Operating
  income (loss)             1,834       (93)    1,741     1,601      (202)    1,399

Interest expense
  and (income), net            36        --        36        21        --        21
                          ---------  -------  --------  ---------  -------  --------
Income (loss) before
 income taxes and
 minority interest          1,798       (93)    1,705     1,580      (202)    1,378

Provision (benefit)
 for income taxes             593       (35)      558       513       (76)      437
Effective tax rate           33.0%       --      32.8%     32.5%       --      31.7%

Minority interest              26        --        26        41       (18)       23
                          ---------  -------  --------  ---------  -------  --------
Net income (loss)         $ 1,179     $ (58)   $1,121   $ 1,026    $ (108)   $  918
                          =========  =======  ========  =========  =======  ========
 Weighted average
  diluted shares            395.7     395.7     395.7     395.7     395.7     395.7
 Net income per
  diluted share           $  2.98    $(0.15)   $ 2.83   $  2.59    $(0.27)   $ 2.32
                          =========  =======  ========  =========  =======  ========

3M Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(Dollars in millions, except per-share amounts)
(Unaudited)
                                                  Jun. 30,  Jun. 30,  Dec. 31,
                                                      2003      2002      2002
                                                   --------  --------  --------
ASSETS
Current assets
  Cash and cash equivalents                         $   974   $   665   $   618
  Accounts receivable - net                           2,771     2,795     2,527
  Inventories                                         1,990     1,998     1,931
  Other current assets                                1,302     1,165       983
                                                   --------  --------  --------
        Total current assets                          7,037     6,623     6,059
  Investments                                           233       250       238
  Property, plant and equipment - net                 5,555     5,552     5,621
  Other assets                                        3,741     2,536     3,411
                                                   --------  --------  --------
        Total assets                                $16,566   $14,961   $15,329
                                                   ========  ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt                                  $  1,059    $  806   $ 1,237
  Accounts payable                                      972       835       945
  Payroll                                               438       476       411
  Income taxes                                          813       678       518
  Other current liabilities                           1,545     1,391     1,346
                                                   --------  --------  --------
        Total current liabilities                     4,827     4,186     4,457
Long-term debt                                        1,962     1,838     2,140
Other liabilities                                     2,822     2,557     2,739
                                                   --------  --------  --------
        Total liabilities                             9,611     8,581     9,336
                                                   --------  --------  --------

Total stockholders' equity - net                      6,955     6,380     5,993
  Shares outstanding
        June 30, 2003:  391,503,430 shares
        June 30, 2002:  390,014,808 shares
        December 31, 2002:  390,195,681 shares
                                                   --------  --------  --------
        Total liabilities and stockholders' equity  $16,566   $14,961   $15,329
                                                   ========  ========  ========




3M Company and Subsidiaries
BUSINESS SEGMENTS (Unaudited)
----------------------------------------
BUSINESS
SEGMENT                                  Three-months ended   Six-months ended
INFORMATION                                    June 30             June 30
(Millions)                                  2003    2002        2003    2002
----------------------------------------
NET SALES
Health Care                               $1,017   $ 896      $1,963  $1,741
Industrial                                   838     804       1,659   1,557
Consumer and Office                          637     602       1,249   1,171
Display and Graphics                         719     582       1,380   1,087
Electro and Communications                   458     479         892     923
Safety, Security and Protection Services     518     445         976     858
Transportation                               383     339         764     688
Corporate and Unallocated                     10      14          15      26
----------------------------------------
Total Company                             $4,580  $4,161      $8,898  $8,051
----------------------------------------

OPERATING INCOME
Health Care                               $  263  $  213      $  501  $  433
Industrial                                   102     131         234     242
Consumer and Office                          108     108         218     213
Display and Graphics                         209     146         391     263
Electro and Communications                    71      79         118     131
Safety, Security and Protection Services     131      92         236     178
Transportation                                95      80         195     165
Corporate and Unallocated                    (19)   (163)       (152)   (226)
----------------------------------------
Total Company                             $  960  $  686      $1,741  $1,399
----------------------------------------

As previously announced by 3M on March 26, 2003, a court issued an adverse ruling associated with a lawsuit filed against 3M in 1997 by LePage's Inc. During the first quarter of 2003, 3M recorded pretax charges of $93 million related to this proceeding (recorded in Corporate and Unallocated). During the second quarter of 2002, under its previously announced restructuring plan, 3M incurred pretax charges of $148 million primarily related to employee separation costs and accelerated depreciation charges. The company incurred similar charges in the first quarter of 2002 that totaled $54 million pre-tax. These 2002 charges were recorded in Corporate and Unallocated.

Investor Contacts:   Matt Ginter             Media Contact:  John Cornwell
                     3M                                      3M
                     (651) 733-8206                          (651) 733-7698

                     Dan Colvin
                     3M
                     (651) 736-2637

From:
3M Public Relations and Corporate Communications
3M Center, Building 225-1S-15
St. Paul, MN 55144-1000